News Release

Virtus Investment Partners Announces Financial Results for Fourth Quarter 2022

▪Earnings Per Share - Diluted of $4.77; Earnings Per Share - Diluted, as Adjusted, of $5.17
▪Total Sales of $7.3B; Net Flows of ($3.4B); Assets Under Management of $149.4B

Hartford, CT, February 3, 2023 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended December 31, 2022.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2022	12/31/2021	Change	9/30/2022	Change
U.S. GAAP Financial Measures
Revenues	$198.4	$266.3	(25%)	$210.3	(6%)
Operating expenses	$167.2	$182.6	(8%)	$166.2	1%
Operating income (loss)	$31.2	$83.7	(63%)	$44.0	(29%)
Operating margin	15.7%	31.4%		20.9%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$35.4	$49.8	(29%)	$31.7	12%
Earnings (loss) per share - diluted	$4.77	$6.29	(24%)	$4.25	12%
Weighted average shares outstanding - diluted	7.419	7.929	(6%)	7.463	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$176.3	$232.6	(24%)	$185.7	(5%)
Operating expenses, as adjusted	$120.2	$115.8	4%	$120.8	—%
Operating income (loss), as adjusted	$56.1	$116.8	(52%)	$64.9	(14%)
Operating margin, as adjusted	31.8%	50.2%		35.0%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$38.3	$82.1	(53%)	$43.0	(11%)
Earnings (loss) per share - diluted, as adjusted	$5.17	$10.36	(50%)	$5.76	(10%)
Weighted average shares outstanding - diluted, as adjusted	7.419	7.929	(6%)	7.463	(1%)

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2022	12/31/2021	Change	9/30/2022	Change
Ending total assets under management	$149.4	$187.2	(20%)	$145.0	3%
Average total assets under management	$148.6	$184.6	(20%)	$157.1	(5%)
Total sales	$7.3	$8.7	(17%)	$5.7	27%
Net flows	$(3.4)	$—	N/M	$(3.3)	3%

N/M - Not Meaningful

Total assets under management of $149.4 billion at December 31, 2022 increased from $145.0 billion at September 30, 2022, reflecting market performance and institutional net inflows, partially offset by net outflows in other products. In addition, other fee earning assets of $2.5 billion were unchanged compared with September 30, 2022.
Total sales of $7.3 billion increased 27% from $5.7 billion in the prior quarter reflecting higher sales in all product categories. Institutional sales of $3.0 billion increased from $1.5 billion largely due to an additional funding into a domestic growth equity mandate and the issuance of a collateralized loan obligation (CLO). Open-end fund sales of $3.0 billion increased 5%, with higher sales of equity, fixed income, and alternative strategies. Retail separate account sales of $1.2 billion increased 4% primarily due to investment grade fixed income.
Net outflows of $3.4 billion compared with $3.3 billion in the prior quarter, as positive institutional net flows were more than offset by net outflows in retail products. Institutional net flows of $0.8 billion compared with net flows of ($0.4) billion in the prior quarter and have been positive in eight of the last nine quarters. Open-end fund net outflows of $3.8 billion increased from $2.8 billion in the prior quarter due to higher redemptions across asset classes reflecting market trends. Retail separate account net outflows of $0.4 billion compared with $0.2 billion in the prior quarter and included net outflows in the intermediary sold channel partially offset by continued net inflows in private client.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $31.2 million declined from $44.0 million in the prior quarter due to a 6% decrease in total revenues and a 1% increase in total operating expenses. Revenues declined primarily due to lower average assets under management. The increase in operating expenses primarily reflected fair value adjustments to contingent consideration partially offset by the impact of restructuring expenses in the prior quarter. Operating expenses were also impacted by a modest decrease in employment expenses, due to lower variable incentive compensation, and a 2% increase in other operating expenses primarily due to acquisition and integration costs.

Net income attributable to Virtus Investment Partners, Inc. of $4.77 per diluted common share included $1.53 of fair value adjustments to affiliate noncontrolling interests and $0.78 of net realized and unrealized gains on investments, partially offset by ($1.03) of CLO issuance expenses, ($0.50) of fair value adjustments to contingent consideration, and ($0.41) of discrete tax adjustments. Net income per diluted share of $4.25 in the prior quarter included ($1.12) of net realized and unrealized losses on investments, primarily consolidated investment products, and ($0.54) of restructuring expenses, partially offset by $0.73 of fair value adjustments to affiliate noncontrolling interests. The fair value adjustments to affiliate non-controlling interests are the result of updating minority-held equity to current value while fair value adjustments to contingent consideration reflect updated expectations of future payments.

The effective tax rate of 34% increased from 28% in the prior quarter, primarily reflecting discrete tax adjustments partially offset by changes in the valuation allowances related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $176.3 million declined from $185.7 million in the prior quarter due to lower average assets under management.
Employment expenses, as adjusted, of $88.3 million decreased from $88.7 million as lower profit- and sales-based variable compensation was partially offset by an increase in estimates of investment performance-related compensation, the impact of which was offset in other income, as adjusted. Other operating expenses, as adjusted, of $30.8 million compared with $31.1 million in the prior quarter, which included $1.0 million of transaction related expenses. Excluding the transaction expenses, the sequential increase was due to higher sales and marketing activity as well as efficiency and distribution initiatives. Operating income, as adjusted, of $56.1 million and the related margin of 31.8% declined from $64.9 million and 35.0%, respectively, primarily due to lower investment management fees.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted common share was $5.17, a decrease of $0.59, or 10%, from $5.76 in the prior quarter. The decline primarily reflected lower investment management fees due to lower average assets under management.
The effective tax rate, as adjusted, of 27% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	12/31/2022	12/31/2021	Change	9/30/2022	Change
Cash and cash equivalents	$338.2	$378.9	(11%)	$309.2	9%
Gross debt (1)	$261.6	$274.3	(5%)	$262.3	—%
Contingent consideration (2)	$128.4	$162.6	(21%)	$133.6	(4%)
Redeemable noncontrolling interests (3)	$95.5	$126.5	(25%)	$108.3	(12%)
Total equity exc. noncontrolling interests	$817.0	$828.3	(1%)	$799.2	2%

Working capital (4)	$180.6	$219.8	(18%)	$195.2	(7%)
Net debt (cash) (5)	$(76.7)	$(104.6)	(27%)	$(47.0)	63%

(1)Excludes deferred financing costs of $6.5 million, $8.0 million, and $6.8 million, as of December 31, 2022, December 31, 2021, and September 30, 2022, respectively
(2)Represents estimates of revenue participation and contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $18.3 million, $12.4 million, and $16.2 million as of December 31, 2022, December 31, 2021, and September 30, 2022, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation amounts earned as of the balance sheet date and due within 12 months
(5)Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital of $180.6 million at December 31, 2022 declined from $195.2 million at September 30, 2022 as an investment in a newly issued CLO and return of capital to shareholders more than offset cash earnings.
During the quarter, the company returned $10.0 million to shareholders through the repurchase of 53,320 shares of common stock.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Friday, February 3, 2023, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2022	12/31/2021	Change	9/30/2022	Change	12/31/2022	12/31/2021	Change
Revenues
Investment management fees	$163,648	$213,673	(23%)	$172,850	(5%)	$728,339	$781,585	(7%)
Distribution and service fees	14,606	23,464	(38%)	15,746	(7%)	67,518	90,555	(25%)
Administration and shareholder service fees	18,973	27,615	(31%)	20,563	(8%)	85,862	102,531	(16%)
Other income and fees	1,144	1,510	(24%)	1,102	4%	4,660	4,563	2%
Total revenues	198,371	266,262	(25%)	210,261	(6%)	886,379	979,234	(9%)
Operating Expenses
Employment expenses	87,676	91,496	(4%)	88,230	(1%)	371,259	358,230	4%
Distribution and other asset-based expenses	24,365	36,032	(32%)	26,818	(9%)	112,612	141,039	(20%)
Other operating expenses	31,811	25,808	23%	31,096	2%	126,178	90,134	40%
Operating expenses of consolidated investment products	2,481	1,705	46%	538	361%	4,408	3,562	24%
Restructuring expense	—	—	N/M	4,015	(100%)	4,015	—	N/M
Change in fair value of contingent consideration	5,120	12,400	(59%)	—	N/M	8,020	12,400	(35%)
Depreciation expense	1,088	906	20%	938	16%	3,923	3,900	1%
Amortization expense	14,609	14,262	2%	14,609	—%	58,504	44,481	32%
Total operating expenses	167,150	182,609	(8%)	166,244	1%	688,919	653,746	5%
Operating Income (Loss)	31,221	83,653	(63%)	44,017	(29%)	197,460	325,488	(39%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	3,529	1,026	244%	(2,493)	N/M	(12,489)	3,907	N/M
Realized and unrealized gain (loss) of consolidated investment products, net	4,147	2,980	39%	(8,440)	N/M	(39,296)	(1,761)	N/M
Other income (expense), net	(352)	632	N/M	(659)	(47%)	(153)	4,230	N/M
Total other income (expense), net	7,324	4,638	58%	(11,592)	N/M	(51,938)	6,376	N/M
Interest Income (Expense)
Interest expense	(4,512)	(2,322)	94%	(3,557)	27%	(13,173)	(9,240)	43%
Interest and dividend income	2,578	793	225%	1,013	154%	4,448	1,364	226%
Interest and dividend income of investments of consolidated investment products	35,889	20,765	73%	28,644	25%	107,325	90,080	19%
Interest expense of consolidated investment products	(33,374)	(18,056)	85%	(20,356)	64%	(80,234)	(60,398)	33%
Total interest income (expense), net	581	1,180	(51%)	5,744	(90%)	18,366	21,806	(16%)
Income (Loss) Before Income Taxes	39,126	89,471	(56%)	38,169	3%	163,888	353,670	(54%)
Income tax expense (benefit)	13,291	27,458	(52%)	10,754	24%	57,260	90,835	(37%)
Net Income (Loss)	25,835	62,013	(58%)	27,415	(6%)	106,628	262,835	(59%)
Noncontrolling interests	9,565	(12,173)	N/M	4,265	124%	10,913	(54,704)	N/M
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$35,400	$49,840	(29%)	$31,680	12%	$117,541	$208,131	(44%)
Earnings (Loss) Per Share - Basic	$4.87	$6.54	(26%)	$4.33	12%	$15.90	$27.13	(41%)
Earnings (Loss) Per Share - Diluted	$4.77	$6.29	(24%)	$4.25	12%	$15.50	$26.01	(40%)
Cash Dividends Declared Per Common Share	$1.65	$1.50	10%	$1.65	—%	$6.30	$4.64	36%
Weighted Average Shares Outstanding - Basic	7,262	7,623	(5%)	7,308	(1%)	7,391	7,672	(4%)
Weighted Average Shares Outstanding - Diluted	7,419	7,929	(6%)	7,463	(1%)	7,582	8,003	(5%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	12/31/2021	03/31/2022	6/30/2022	9/30/2022	12/31/2022
By Product (period end):
Open-End Funds (1)	$78,706	$73,149	$59,479	$54,454	$53,000
Closed-End Funds	12,068	12,060	10,645	10,146	10,361
Retail Separate Accounts	44,538	40,824	35,248	33,381	35,352
Institutional Accounts (2)	51,874	57,309	50,048	46,993	50,663
Total	$187,186	$183,342	$155,420	$144,974	$149,376

By Product (average) (3)
Open-End Funds (1)	$80,303	$75,537	$65,592	$60,185	$54,870
Closed-End Funds	12,043	11,762	11,405	10,971	10,389
Retail Separate Accounts	41,528	44,538	40,824	35,248	33,381
Institutional Accounts (2)	50,693	58,269	53,560	50,668	49,981
Total	$184,567	$190,106	$171,381	$157,072	$148,621

By Asset Class (period end):
Equity	$116,546	$102,989	$84,754	$78,034	$81,894
Fixed Income	34,261	45,418	39,322	36,910	36,903
Multi-Asset (4)	24,853	23,415	20,261	19,364	19,937
Alternatives (5)	11,526	11,520	11,083	10,666	10,642
Total	$187,186	$183,342	$155,420	$144,974	$149,376

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (6)
(in basis points)

	Three Months Ended
	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022
By Product:
Open-End Funds (1)	48.5	46.5	46.2	46.8	47.2
Closed-End Funds	55.5	58.4	56.9	57.0	57.1
Retail Separate Accounts	44.6	43.6	42.9	42.2	42.6
Institutional Accounts (2)(7)	32.6	31.5	30.6	31.3	32.0
All Products (7)	43.7	41.9	41.2	41.5	41.7

(1)    Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents assets under management of institutional separate and commingled accounts including structured products
(3)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts - average of month-end balances in quarter
(4)    Includes strategies with substantial holdings in at least two of the following asset classes: equity, fixed income, and alternatives
(5)    Consists of event-driven, real estate securities, infrastructure, long/short, and other strategies
(6)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(7)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022
Institutional Accounts	0.5	0.5	0.3	0.2	0.4
All Products	0.1	0.1	0.1	0.1	0.1
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022	12/31/2021	12/31/2022
Open-End Funds (1)
Beginning balance	$74,365	$78,706	$73,149	$59,479	$54,454	$51,608	$78,706
Inflows	4,346	4,956	3,120	2,880	3,029	19,158	13,985
Outflows	(5,943)	(8,378)	(7,643)	(5,689)	(6,839)	(21,525)	(28,549)
Net flows	(1,597)	(3,422)	(4,523)	(2,809)	(3,810)	(2,367)	(14,564)
Market performance	2,282	(6,907)	(9,000)	(2,012)	2,806	6,308	(15,113)
Other (2)	3,656	4,772	(147)	(204)	(450)	23,157	3,971
Ending balance	$78,706	$73,149	$59,479	$54,454	$53,000	$78,706	$53,000

Closed-End Funds
Beginning balance	$11,721	$12,068	$12,060	$10,645	$10,146	$5,914	$12,068
Inflows	19	8	24	157	2	22	191
Outflows	—	—	—	—	—	—	—
Net flows	19	8	24	157	2	22	191
Market performance	718	(196)	(1,250)	(531)	631	1,223	(1,346)
Other (2)	(390)	180	(189)	(125)	(418)	4,909	(552)
Ending balance	$12,068	$12,060	$10,645	$10,146	$10,361	$12,068	$10,361

Retail Separate Accounts
Beginning balance	$41,528	$44,538	$40,824	$35,248	$33,381	$29,751	$44,538
Inflows	2,240	2,022	1,288	1,179	1,221	9,215	5,710
Outflows	(1,125)	(1,394)	(1,977)	(1,418)	(1,651)	(4,085)	(6,440)
Net flows	1,115	628	(689)	(239)	(430)	5,130	(730)
Market performance	1,895	(4,342)	(4,887)	(1,628)	2,401	6,124	(8,456)
Other (2)	—	—	—	—	—	3,533	—
Ending balance	$44,538	$40,824	$35,248	$33,381	$35,352	$44,538	$35,352

Institutional Accounts (3)
Beginning balance	$49,691	$51,874	$57,309	$50,048	$46,993	$44,921	$51,874
Inflows	2,107	2,449	3,452	1,507	2,999	8,101	10,407
Outflows	(1,625)	(1,623)	(3,032)	(1,930)	(2,162)	(7,404)	(8,747)
Net flows	482	826	420	(423)	837	697	1,660
Market performance	1,438	(5,012)	(7,657)	(2,475)	2,976	5,697	(12,168)
Other (2)	263	9,621	(24)	(157)	(143)	559	9,297
Ending balance	$51,874	$57,309	$50,048	$46,993	$50,663	$51,874	$50,663

Total
Beginning balance	$177,305	$187,186	$183,342	$155,420	$144,974	$132,194	$187,186
Inflows	8,712	9,435	7,884	5,723	7,251	36,496	30,293
Outflows	(8,693)	(11,395)	(12,652)	(9,037)	(10,652)	(33,014)	(43,736)
Net flows	19	(1,960)	(4,768)	(3,314)	(3,401)	3,482	(13,443)
Market performance	6,333	(16,457)	(22,794)	(6,646)	8,814	19,352	(37,083)
Other (2)	3,529	14,573	(360)	(486)	(1,011)	32,158	12,716
Ending balance	$187,186	$183,342	$155,420	$144,974	$149,376	$187,186	$149,376

(1)     Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products and the use of leverage
(3)     Represents assets under management of institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	12/31/2022	12/31/2021	9/30/2022
Total revenues, GAAP	$198,371	$266,262	$210,261
Consolidated investment products revenues (1)	2,264	2,374	2,243
Investment management fees (2)	(9,758)	(12,567)	(11,070)
Distribution and service fees (2)	(14,607)	(23,465)	(15,748)
Total revenues, as adjusted	$176,270	$232,604	$185,686

Operating Expenses
Total operating expenses, GAAP	$167,150	$182,609	$166,244
Consolidated investment products expenses (1)	(2,481)	(1,705)	(538)
Distribution and other asset-based expenses (3)	(24,365)	(36,032)	(26,818)
Amortization of intangible assets (4)	(14,609)	(14,262)	(14,609)
Restructuring expense (5)	—	—	(4,015)
Acquisition and integration expenses (6)	(6,175)	(14,454)	—
Other (7)	637	(374)	486
Total operating expenses, as adjusted	$120,157	$115,782	$120,750

Operating Income (Loss)
Operating income (loss), GAAP	$31,221	$83,653	$44,017
Consolidated investment products (earnings) losses (1)	4,745	4,079	2,781
Amortization of intangible assets (4)	14,609	14,262	14,609
Restructuring expense (5)	—	—	4,015
Acquisition and integration expenses (6)	6,175	14,454	—
Other (7)	(637)	374	(486)
Operating income (loss), as adjusted	$56,113	$116,822	$64,936

Operating margin, GAAP	15.7%	31.4%	20.9%
Operating margin, as adjusted	31.8%	50.2%	35.0%

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

	Three Months Ended
Income (Loss) Before Taxes	12/31/2022	12/31/2021	9/30/2022
Income (loss) before taxes, GAAP	$39,126	$89,471	$38,169
Consolidated investment products (earnings) losses (1)	(441)	(517)	478
Amortization of intangible assets (4)	14,609	14,262	14,609
Restructuring expense (5)	—	—	4,015
Acquisition and integration expenses (6)	6,175	14,454	—
Other (7)	(637)	374	(486)
Seed capital and CLO investments (gains) losses (8)	(3,322)	(1,285)	5,363
Income (loss) before taxes, as adjusted	$55,510	$116,759	$62,148

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$13,291	$27,458	$10,754
Tax impact of:
Amortization of intangible assets (4)	3,988	3,844	3,939
Restructuring expense (5)	—	—	1,082
Acquisition and integration expenses (6)	1,686	3,896	—
Other (7)	(3,766)	(850)	610
Seed capital and CLO investments (gains) losses (8)	(46)	(2,880)	370
Income tax expense (benefit), as adjusted	$15,153	$31,468	$16,755

Effective tax rate, GAAPA	34.0%	30.7%	28.2%
Effective tax rate, as adjustedB	27.3%	27.0%	27.0%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Net Income (Loss) Attributable to Virtus Investment Partners, Inc.
Net income (loss) attributable to Virtus Investment Partners, Inc., GAAP	$35,400	$49,840	$31,680
Amortization of intangible assets, net of tax (4)	9,942	9,682	9,952
Restructuring expense, net of tax (5)	—	—	2,933
Acquisition and integration expenses, net of tax (6)	4,489	10,558	—
Other, net of tax (7)	(8,216)	10,455	(6,558)
Seed capital and CLO investments (gains) losses, net of tax (8)	(3,276)	1,595	4,993
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$38,339	$82,130	$43,000
Weighted average shares outstanding - diluted	7,419	7,929	7,463

Earnings (loss) per share - diluted, GAAP	$4.77	$6.29	$4.25
Earnings (loss) per share - diluted, as adjusted	$5.17	$10.36	$5.76

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

	Three Months Ended
Administration and Shareholder Services Fees	12/31/2022	12/31/2021	9/30/2022
Administration and shareholder service fees, GAAP	$18,973	$27,615	$20,563
Consolidated investment products fees (1)	32	50	24
Administration and shareholder service fees, as adjusted	$19,005	$27,665	$20,587

Employment Expenses
Employment expenses, GAAP	$87,676	$91,496	$88,230
Acquisition and integration expenses (6)	—	846	—
Other (7)	637	(346)	486
Employment expenses, as adjusted	$88,313	$91,996	$88,716

Other Operating Expenses
Other operating expenses, GAAP	$31,811	$25,808	$31,096
Acquisition and integration expenses (6)	(1,055)	(2,900)	—
Other (7)	—	(28)	—
Other operating expenses, as adjusted	$30,756	$22,880	$31,096

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$7,324	$4,638	$(11,592)
Consolidated investment products (1)	(3,782)	(2,866)	4,788
Seed capital and CLO investments (gains) losses (8)	(3,322)	(1,285)	5,363
Total other income (expense), net as adjusted	$220	$487	$(1,441)

Interest and Dividend Income
Interest and dividend income, GAAP	$2,578	$793	$1,013
Consolidated investment products (1)	1,111	979	1,197
Interest and dividend income, as adjusted	$3,689	$1,772	$2,210

Total Noncontrolling Interests
Total noncontrolling interests, GAAP	$9,565	$(12,173)	$4,265
Consolidated investment products (1)	441	517	(478)
Amortization of intangible assets (4)	(679)	(736)	(718)
Other (7)	(11,345)	9,231	(5,462)
Total noncontrolling interests, as adjusted	$(2,018)	$(3,161)	$(2,393)

Notes to Reconciliations:
Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.
6.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	12/31/2022	12/31/2021	9/30/2022
Employment expenses	$—	$(846)	$—
Other operating expenses	1,055	2,900	—
Change in fair value of contingent consideration	5,120	12,400	—
Total Acquisition and Integration Expenses	$6,175	$14,454	$—

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

7.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:

	Three Months Ended
Other	12/31/2022	12/31/2021	9/30/2022
Employment expense fair value adjustments	$(637)	$346	$(486)
Non-capitalized debt issuance costs	—	28	—
Tax impact of adjustments	174	(101)	131
Other discrete tax adjustments	3,592	951	(741)
Affiliate minority interest fair value adjustments	(11,345)	9,231	(5,462)
Total Other	$(8,216)	$10,455	$(6,558)

Seed Capital and CLO Related
8.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2021 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) general domestic and global economic and political conditions (including war, acts of terrorism, and civil unrest); (iii) inability to achieve the expected benefits of our strategic transactions; (iv) the ongoing effects of the COVID-19 pandemic and associated global economic disruption; (v) withdrawal, renegotiation or termination of investment advisory agreements; (vi) damage to our reputation; (vii) inability to satisfy financial covenants and payments related to our indebtedness; (viii) inability to attract and retain key personnel; (ix) challenges from the competition we face in our business; (x) adverse developments related to unaffiliated subadvisers; (xi) negative changes in key distribution relationships; (xii) interruptions in or failure to provide critical technological service by us or third parties; (xiii) loss on our investments; (xiv) lack of sufficient capital on satisfactory terms; (xv) adverse regulatory and legal developments; (xvi) failure to comply with investment guidelines or other contractual requirements; (xvii) adverse civil litigation and government investigations or proceedings; (xviii) unfavorable changes in tax laws or limitations; (xix) volatility associated with our common stock; (xx) inability to make quarterly common stock dividends; (xxi) certain corporate governance provisions in our charter and bylaws; (xxii) losses or costs not covered by insurance; (xxiii) impairment of goodwill or intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2021 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com